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Exhibit 99.1

CERTIFICATION

        Pursuant to 18 U.S.C. § 1350, the undersigned officer of Cimarex Energy Co. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Form 10-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F.H. MERELLI
Name:	F.H. Merelli
Title:	Chairman of the Board, President and Chief Executive Officer

Dated: March 18, 2003

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  Exhibit 99.1